UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 20, 2014

Commission file number 1-13163
________________________
YUM! BRANDS, INC.
 (Exact name of registrant as specified in its charter)

North Carolina	13-3951308
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky	40213
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (502) 874-8300

Former name or former address, if changed since last report:N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)	Appointment of New Directors

On November 20, 2014, the Company's Board of Directors appointed Elane Stock as a director. The appointment is effective immediately and she will stand for election to the Board by shareholders at the Company’s next Annual Meeting. As of this filing, Ms. Stock has not been appointed to a committee of the Board. Consistent with the Company's standard compensation arrangements for non-employee directors, which are described in the Company's most recent proxy statement, Ms. Stock will receive a one-time stock grant with a fair market value of $25,000 on the effective date of her appointment and a prorated portion of her annual stock retainer and stock appreciation rights grant. There is no arrangement or understanding between Ms. Stock or any other person pursuant to which she was selected as a director.

On November 20, 2014, the Company's Board of Directors also appointed Greg Creed as a director. The appointment is effective immediately. Mr. Creed, as previously disclosed, will become Chief Executive Officer on January 1, 2015. He is currently Chief Executive Officer of the Company’s Taco Bell Division. He will stand for election to the Board by shareholders at the Company’s next Annual Meeting. There is no arrangement or understanding between Mr. Creed or any other person pursuant to which he was selected as a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date:	November 20, 2014	/s/ John P. Daly
Vice President and
Associate General Counsel